U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         Date of Report: March 14, 2001



                                  EDUVERSE.COM
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



        00-27239                                          88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                                1135 Terminal Way
                                    Suite 209
                             Reno, Nevada 89502-2168
                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

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Items 1 and 3 through 8 not applicable.

Item 2. Acquisition or Disposition of Assets

     Approval of the Share Purchase Agreement

     The board of directors of Eduverse.Com, a Nevada corporation (the "Company"), at a special meeting held on March 2, 2001, unanimously approved a share purchase agreement dated March 2, 2001 (the "Share Purchase Agreement") between the Company and Syncro-Data Systems, Ltd. ("Syncro-Data"), a corporation organized under the laws of British Columbia (the "Proposed Transaction"), and directed that the Share Purchase Agreement be submitted to shareholders of the Company for their approval. The Proposed Transaction will be consummated pursuant to the terms of the Share Purchase Agreement subject to fulfillment of certain conditions, including the shareholder approval requirement. The Share Purchase Agreement provides for the sale by the Company to Syncro-Data of all of the issued and outstanding shares of common stock of Eduverse Dot Com, Inc., the Company's wholly-owned subsidiary ("Eduverse"), held by the Company. The Share Purchase Agreement further provides that (i) Syncro-Data has paid the ongoing expenses of Eduverse to date in the approximate amount of $50,000; (ii) Syncro-Data has agreed to recognize certain liabilities of Eduverse; and (iii) Eduverse will retain all of its right, title and interest in and to certain intellectual property rights and other property, including accounts receivable, contract revenue and outstanding cash in the approximate amount of $900.00. The Company and Syncro-Data have agreed to close the Proposed Transaction at the earlier of June 30, 2001 or after the special meeting of shareholders where such approval is required to authorize and complete the Proposed Transaction.

     Based upon review of a wide variety of factors considered in connection with its evaluation of the sale of assets, the board of directors of the Company believe that the sale of substantially all of the assets of the Company, through consummation of the Share Purchase Agreement, would be fair to and in the best interests of the Company and its shareholders. Shareholders will be asked to approve the sale of substantially all of the assets of the Company to Syncro-Data pursuant to the terms and conditions of the Share Purchase Agreement, a copy of which is attached hereto as an exhibit.

     The Company will prepare a proxy statement in accordance with the rules and regulations of the Exchange Act of 1934, as amended, for filing with the Securities and Exchange Commission and subsequent distribution to its shareholders. A majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is required for a quorum at the special meeting. The affirmative vote of shareholders holding a majority of the shares of common stock present, or represented, at the special meeting is required to approve the Share Purchase Agreement.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          10.1 Share Purchase Agreement dated March 2, 2001 between Eduverse.Com and Syncro-Data Systems, Ltd.



                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                            EDUVERSE.COM


Date: March 14, 2001                        By: /s/ Grant Atkins
--------------------                        --------------------
                                            Grant Atkins, President